UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2018

Hines Global REIT, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement

On November 21, 2018, Hines Global REIT, Inc. (the "Company") filed a Current Report on Form 8-K (the "Initial Report") to disclose that its subsidiary, Hines Global REIT 550 Terry Francois LP (the “Seller”), had entered into an Agreement of Sale and Purchase (the “Sobrato Agreement”) with The Sobrato Organization, LLC (“Sobrato”), to sell 550 Terry Francois (the "Property"). The Company amended the Initial Report on December 31, 2018 in order to file a copy of the Sobrato Agreement. The Company is hereby further amending the Initial Report to update the disclosure in the Initial Report with the information set forth below.

As previously disclosed, The Gap, Inc. (the “Gap”) has a Right of First Offer (“ROFO”) in its lease of the premises (the “Lease”) that provided it with the right to purchase the Property.  Under the ROFO, the Gap had until January 19, 2019 to deliver an “Election Notice,” whereby the Gap would commit to purchase the Property pursuant to the terms of the proposed sale notice previously sent by Seller to the Gap (which included the proposed sale price of $342.5 million). The Gap assigned its ROFO rights to MB 550 TFB, Inc. (the “Gap Subsidiary”), which is permitted under the Lease, as the Gap Subsidiary is a wholly-owned subsidiary of the Gap. On January 18, 2019, the Gap Subsidiary entered into a Purchase and Sale Agreement with the Seller (the “Gap Purchase Agreement”) containing the required Election Notice that commits the Gap Subsidiary to purchase the Property.  The Gap Subsidiary has paid an earnest money deposit of $25 million to the title company.   In accordance with its ROFO rights and its obligations under the Gap Purchase Agreement, the Gap Subsidiary must close on the purchase of the Property no later than February 4, 2019; provided that the Seller has met all of its obligations that are a condition to closing under the Gap Purchase Agreement.  If the Gap Subsidiary defaults on its closing obligations, then Sobrato is expected to acquire the Property for the same gross purchase price of $342.5 million pursuant to the terms of the Sobrato Agreement. There is no guarantee that the sale of the Property will be consummated on the terms described with either party or at all.

Statements in this Current Report on Form 8-K/A, including intentions, beliefs, expectations or projections relating to the potential sale of the Property described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risk that the closing conditions might not be satisfied and other risks described in the “Risk Factors” section of Hines Global’s Annual Report on Form 10-K for the year ended December 31, 2017, as updated by Hines Global’s other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit:

Exhibit No.	Description
10.2	Agreement of Sale and Purchase, effective as of January 18, 2019, by and between Hines Global REIT 550 Terry Francois LP and MB 550 TFB, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

January 23, 2019	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer